Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

February 20, 2015	CLIENT/MATTER NUMBER 042365-0388

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, Wisconsin, 54220

Ladies and Gentlemen:

We have acted as counsel for Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (Registration No. 333-193411) (the “Registration Statement”), including the prospectus constituting a part thereof, dated February 3, 2014, and the prospectus supplement, dated February 20, 2015 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of (i) 4,750,000 shares of the Company’s common stock, no par value (the “Common Stock”), with attached common share purchase rights (the “Rights”) in a public offering and (ii) up to 712,500 additional shares of Common Stock and related Rights pursuant to the option granted to purchase additional shares by the Company to the underwriter for such public offering in the manner set forth in the Prospectus (the shares of Common Stock described in clauses (i) and (ii) are collectively referred to as the “Offering Shares”). The terms of the Rights are set forth in that certain Rights Agreement, dated as of January 7, 2009, between the Company and Wells Fargo Bank, N.A. (the “Rights Agreement”).

In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, each as amended to date; (iii) the Rights Agreement; (iv) resolutions of the Company’s Board of Directors and the Special Offering Committee of the Board of Directors relating to the authorization of the issuance of the Offering Shares subject to the Registration Statement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that:

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

February 20, 2015

1. The Offering Shares covered by the Registration Statement, when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

2.	The Rights attached to the Offering Shares when issued pursuant to the Rights Agreement will be validly issued.

With respect to the foregoing opinion, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States of America.

We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP